UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	000-49862	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100-C Cooper Court, Los Gatos, CA	95032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 354-7200

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, the board of directors of Procera Networks, Inc. (the “Company”) appointed Charles Constanti as the Company’s Chief Financial Officer, effective May 11, 2009 replacing James Brear, who has served as Chief Financial Officer in an interim capacity since April 8, 2009.   Mr. Brear will remain as the Company’s President and Chief Executive Officer.  Mr. Constanti, 45, was formerly the vice president and CFO of Netopia, Inc., a telecommunications equipment and software company, from April 2005 until its acquisition in February 2007 by Motorola, Inc., following which and through until May 8, 2009 Mr. Constanti held a senior finance position with Motorola. From May 2001 to April 2005, Mr. Constanti was the vice president and corporate controller of Quantum Corporation, for which he had previously served in different accounting and finance positions since January 1997. Prior to that, Mr. Constanti held various finance positions at Bank of America Corporation for 8 years, including vice president positions in accounting policy and corporate general accounting. Mr. Constanti was an auditor for PricewaterhouseCoopers for several years and is a certified public accountant. He earned a B.S. in Accounting from Binghamton University in 1985.

On April 27, 2009, the Company and Mr. Constanti entered into a letter agreement, pursuant to which the Company has agreed to compensate Mr. Constanti at the rate of $225,000 per year. In addition, Mr. Constanti is eligible to receive a potential annual bonus of up to $135,000, or approximately $87,000 prorated for the year ending December 31, 2009. Mr. Constanti will be eligible to participate in the Company’s employee benefits made available generally by the Company to its employees in the United States. In addition, subject to final approval by the Company’s Board of Directors, Mr. Constanti will be granted a stock option to purchase one million (1,000,000) shares of the Company’s common stock.  Under the agreement, either the Company or Mr. Constanti may terminate his employment at any time.  If the Company terminates Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason, the Company will be obligated to pay him severance equal to six months at his then current base salary.  Finally, if the Company terminates Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason within twelve months after a change in control, the unvested portion of any equity awards granted to Mr. Constanti prior to his termination will immediately become fully vested.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Procera Networks, Inc. and Charles Constanti

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Date: April 30, 2009	By: /s/ James F. Brear
	Name:	James F. Brear
	Title:	Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Procera Networks, Inc. and Charles Constanti